Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

LAURUS MASTER FUND, LTD.

and

TRUEYOU.COM INC.

Dated: June 30, 2006

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LIST OF EXHIBITS

Form of Secured Term Note	Exhibit A

Form of Warrant A	Exhibit B

Form of Warrant B	Exhibit C

Form of Warrant C	Exhibit D

Form of Opinion	Exhibit E

Form of Escrow Agreement	Exhibit F

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SECURITIES PURCHASE AGREEMENT

        THIS SECURITIES PURCHASE AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”) is made and entered into as of June 30, 2006, by and between TRUEYOU.COM INC., a Delaware corporation (the “Company”), and LAURUS MASTER FUND, LTD., a Cayman Islands company (the “Purchaser”).

RECITALS

        WHEREAS, the Company has authorized the sale to the Purchaser of a Secured Term Note in the aggregate principal amount of Twenty Five Million Dollars ($25,000,000) in the form of Exhibit A hereto (as amended, modified, restated and/or supplemented from time to time, the “Note”);

        WHEREAS, the Company wishes to issue to the Purchaser warrants in the form of Exhibits B hereto (as amended, modified, restated and/or supplemented from time to time, “Warrant A”), Exhibit C hereto (as amended, modified, restated and/or supplemented from time to time, “Warrant B”) and Exhibit D hereto (as amended, modified, restated and/or supplemented from time to time, “Warrant C” and, together with Warrant A and Warrant B, the “Warrants”) to purchase up to 45,354,105 shares of the Company’s Common Stock (upon the terms and subject to adjustment as set forth therein) in connection with the Purchaser’s purchase of the Note;

        WHEREAS, the Purchaser desires to purchase the Note and the Warrants on the terms and conditions set forth herein; and

        WHEREAS, the Company desires to issue and sell the Note and Warrants to the Purchaser on the terms and conditions set forth herein.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                1.   Agreement to Sell and Purchase.   Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 3), the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, the Note. The sale of the Note on the Closing Date shall be known as the “Offering”. The Note will mature on the Maturity Date (as defined in the Note). Collectively, the Note and Warrants, together with the Warrant Shares (as hereinafter defined), are referred to as the “Securities”. Upon repayment in full of the unpaid principal due under the Note, together with accrued and unpaid interest thereon and all other accrued and unpaid amounts, fees and other indebtedness owed to Purchaser (collectively, the “Note Amounts”), the Master Security Agreement, Subsidiary Guaranty, Stock Pledge Agreement and IP Security Agreement and the security interests in the Collateral pledged thereunder (and as defined therein) shall automatically terminate and be of no further force or effect.

                2.   Fees and Warrants.   On the Closing Date:

    (a)                                The Company will issue and deliver to the Purchaser the Warrants to purchase up to 45,354,105 of shares of Common Stock (subject to adjustment as set forth therein and in the Warrant Side Letter, as hereinafter defined) in connection with and in consideration of the Purchaser’s purchase of the Note pursuant to Section 1 hereof. The shares of the Company’s Common Stock (as defined in Section 4.3(a) below) issued upon the due and timely exercise of the Warrants will be referred to as the “Warrant Shares”. Subject to Section 11.4 hereof, all the representations, covenants, warranties, undertakings, and indemnification, and other rights made or granted to or for the benefit of the Purchaser by the Company are hereby also made and granted for the benefit of the Purchaser as holder of the Warrants.

    (b)                        Subject to the terms of Section 2(d) below, the Company shall pay to Laurus Capital Management, LLC, the manager of the Purchaser, a closing payment in an amount equal to three and three-fifths percent (3.60%) of the aggregate principal amount of the Note. The foregoing fee is referred to herein as the “Closing Payment.”

    (c)                        The Company shall reimburse the Purchaser for its reasonable expenses (including legal fees and expenses) incurred in connection with the preparation and negotiation of this Agreement and the Related Agreements (as hereinafter defined), and expenses incurred in connection with the Purchaser’s due diligence review of the Company and its Subsidiaries (as defined in Section 4.2) and all related matters. Amounts required to be paid under this Section 2(c) will be paid on the Closing Date and shall be $55,000 for such expenses referred to in this Section 2(c), $15,000 of which has already been paid by the Company.

    (d)                        The Closing Payment and the expenses referred to in the preceding clause (c) (net of deposits previously paid by the Company) shall be paid at closing out of funds held pursuant to the Escrow Agreement (as defined below) and a disbursement letter (the “Disbursement Letter”).

                3.   Closing, Delivery and Payment.

    3.1                Closing.   Subject to the terms and conditions herein, the closing of the transactions contemplated hereby (the “Closing”), shall take place on the date hereof, at such time or place as the Company and the Purchaser may mutually agree (such date is hereinafter referred to as the “Closing Date”).

    3.2                       Delivery. Pursuant to the Escrow Agreement, at the Closing on the Closing Date, the Company will deliver to the Purchaser, among other things, the Note and the Warrants and the Purchaser will deliver to the Company, among other things, the amounts set forth in the Disbursement Letter by certified funds or wire transfer. (it being understood that $2,500,000 of the proceeds of the Note shall be placed in the Restricted Account (as defined in the Restricted Account Agreement referred to below)) The

Company hereby acknowledges and agrees that Purchaser’s obligation to purchase the Note from the Company on the Closing Date shall be contingent upon the satisfaction (or waiver by the Purchaser in its sole discretion) of the items and matters set forth in the closing checklist provided by the Purchaser to the Company on or prior to the Closing Date.

                4.  Representations and Warranties of the Company.   The Company hereby represents and warrants to the Purchaser as follows as of the date hereof (unless an earlier date is indicated):

    4.1                Organization, Good Standing and Qualification. Each of the Company and each of its Subsidiaries is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and each of its Subsidiaries has the corporate, limited liability company or partnership, as the case may be, power and authority to own and operate its properties and assets and, insofar as it is or shall be a party thereto, to (1) execute and deliver (i) this Agreement, (ii) the Note and the Warrants to be issued in connection with this Agreement, (iii) the Master Security Agreement dated as of the date hereof between the Company, certain Subsidiaries of the Company and the Purchaser (as amended, modified, restated and/or supplemented from time to time, the “Master Security Agreement”), (iv) the Registration Rights Agreement relating to the Securities dated as of the date hereof between the Company and the Purchaser (as amended, modified, restated and/or supplemented from time to time, the “Registration Rights Agreement”), (v) the Subsidiary Guaranty dated as of the date hereof made by certain Subsidiaries of the Company (as amended, modified, restated and/or supplemented from time to time, the “Subsidiary Guaranty”), (vi) the Stock Pledge Agreement dated as of the date hereof among the Company, certain Subsidiaries of the Company and the Purchaser (as amended, modified, restated and/or or supplemented from time to time, the “Stock Pledge Agreement”), (vii) the Funds Escrow Agreement dated as of the date hereof among the Company, the Purchaser and the escrow agent referred to therein, substantially in the form of Exhibit E hereto (as amended, modified, restated and/or supplemented from time to time, the “Escrow Agreement”), (viii) the Intellectual Property Security Agreement dated as of the date hereof among the Company, ___ and the Purchaser, substantially in the form of Exhibit F hereto (as amended, modified, restated and/or supplemented from time to time, the “IP Security Agreement”), (ix) the Warrants; (x) the Restricted Account Agreement by and among the Purchaser, the Company and North Fork Bank, dated as of the date hereof (as amended, modified, restated and/or supplemented, the “Restricted Account Agreement”); (x) the Restricted Account Side Letter by and among the Purchaser and the Company, dated as of the date hereof (as amended, modified restated and/or supplemented, the “Restricted Account Side Letter”); (xii) the letter agreement dated as of the date hereof between the Purchaser and the Company respecting the securities issueable pursuant to the Warrants (as amended, modified, restated and/or supplemented from time to time, the “Warrant Side Letter”; and (xiii) all other documents, instruments and agreements entered into on or after the date hereof in connection with the transactions contemplated hereby and thereby, as executed by the applicable parties and thereafter amended, modified, restated and/or supplemented from time to time (the preceding clauses (ii) through (xiii), collectively, the “Related Agreements”); (2) issue and sell the Note; (3) issue and sell the Warrants and Warrant Shares; and (4) carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted. Each of the Company and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in all jurisdictions in which the nature or location of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not, or could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties, operations and prospects of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”).

    4.2                       Subsidiaries. Each direct and indirect Subsidiary of the Company, the direct owner of such Subsidiary and its percentage ownership thereof, is set forth on Schedule 4.2. For the purpose of this Agreement, a “Subsidiary” of any person or entity means (i) a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons or entities performing similar functions for such person or entity, are owned, directly or indirectly, by such person or entity or (ii) a corporation or other entity in which such person or entity owns, directly or indirectly, more than 50% of the equity interests at such time.

4.3 Capitalization; Voting Rights.

    (a)                 The authorized capital stock of the Company, as of the date hereof consists of 21,000,000 shares, of which 20,000,000 are authorized as shares of common stock, par value $0.001 per share (the “Common Stock”), and 14,995,513 shares of Common Stock are issued and outstanding , and 1,000,000 are authorized as shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), and 37,840.7895 shares of Preferred Stock are issued and outstanding. The authorized, issued and outstanding capital stock of each Subsidiary of the Company is set forth on Schedule 4.3.

    (b)                 Except (i) as disclosed on Schedule 4.3, (ii) the shares reserved for issuance under the stock option plans of the Company and its Subsidiaries, and (iii) warrants, rights and shares granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Company of any of its equity securities. Except as disclosed on Schedule 4.3, neither the offer, issuance or sale of any of the Note or the Warrants, nor the issuance of any of the Warrant Shares, nor the consummation of any transaction contemplated hereby, will result in a change in the price or number of any equity securities of the Company outstanding under anti-dilution or other similar provisions contained in or affecting any such equity securities.

    (c)       All issued and outstanding shares of the Company’s Common Stock and Preferred Stock: (i) have been duly authorized and validly issued and are fully paid and nonassessable; and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

    (d)        The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in the Company’s Certificate of Incorporation (the “Charter”). The Warrant Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement, the Related Agreements and the Company’s Charter, the Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities are subject to the provisions of this Agreement, the Related Agreements and applicable law other than to the extent effectively waived hereunder or thereunder (including, without limitation, the Uniform Commercial Code in the case of the Note) and may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

    4.4        Authorization; Binding Obligations. All corporate, partnership or limited liability company, as the case may be, action on the part of the Company and each of its Subsidiaries (including their respective officers and directors) necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company and its Subsidiaries hereunder and under the other Related Agreements at the Closing and, the authorization, sale, issuance and delivery of the Note and Warrants has been taken or will be taken prior to the Closing. This Agreement and the Related Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of each of the Company and each of its Subsidiaries, enforceable against each such person or entity in accordance with their terms, except:

(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and

(b) general principles of equity that restrict the availability of equitable or legal remedies.

The sale of the Note is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. The issuance of the Warrants and the subsequent exercise of the Warrants for Warrant Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

    4.5        Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities that should have been but were not disclosed in any of the Company’s filings under the Securities Act or Securities Exchange Act of 1934 (“Exchange Act”) made on or prior to the date of this Agreement, including (without limitation) the SEC Reports, as hereinafter defined (collectively, the “Securities Filings”), except for (i) liabilities incurred in the ordinary course of business, and (ii) liabilities under documents governing Permitted Indebtedness and Permitted Guarantees, copies of which governing documents have been provided to the Purchaser.

4.6 Agreements; Action. Except as set forth on Schedule 4.6 or as disclosed in any Securities Filings:

    (a)          There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any of its Subsidiaries is a party or by which it is bound containing any: (i) obligations (contingent or otherwise) of, or payments to, the Company or any of its Subsidiaries in excess of $50,000 (other than (A) obligations of, or payments to, the Company or any of its Subsidiaries arising from purchase, lease, license or sale agreements entered into in the ordinary course of business, (B) Permitted Indebtedness and Permitted Guarantees (as defined in Section 6.12(e) hereof), and (C) the matters disclosed in Schedule 4.7); or (ii) transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company or any of its Subsidiaries (other than licenses arising from the purchase of “off the shelf” or other standard products); or (iii) provisions restricting the development, manufacture or distribution of the Company’s or any of its Subsidiaries products or services; or (iv) indemnification by the Company or any of its Subsidiaries with respect to infringements of proprietary rights (other than indemnification provisions protecting the licensor of licenses arising from the purchase of “off the shelf” or other standard products).

    (b)          Since March 31, 2006 (the “Balance Sheet Date”), neither the Company nor any of its Subsidiaries has: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate, other than Permitted Indebtedness and Permitted Guarantees; (iii) made any loans or advances to any person or entity not in excess, individually or in the aggregate, of $100,000, other than ordinary course advances for travel expenses, and other than intercompany loans and advances among the Company and its Subsidiaries set forth on Schedule 4.6; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

    (c)          For the purposes of subsections (a) and (b) above, all such indebtedness, liabilities, agreements, understandings, instruments, contracts or proposed transactions involving the same person or entity (including persons or entities the Company or any Subsidiary of the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

    (d)          The Company maintains all disclosure controls and procedures required under applicable law (“Disclosure Controls”) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported in accordance with and within the time periods specified in the rules and forms of the Securities and Exchange Commission (“SEC”).

    (e)          The Company makes and keep books, records, and accounts, that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the Company’s assets. The Company maintains internal control over financial reporting (“Financial Reporting Controls”) designed by, or under the supervision of, the Company’s principal executive and principal financial officers, and effected by the Company’s board of directors, management, and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (“GAAP”), including that:

(i) material transactions are executed in accordance with management’s general or specific authorization or material deviations are timely detected;

(ii) unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements are prevented or timely detected;

(iii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that the Company’s receipts and expenditures are being made only in accordance with the general or specific authorizations of, or policies and procedures established by, the Company’s management and/or board of directors;

(iv) transactions are recorded as necessary to maintain accountability for all material assets; and

(v) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

(f) There is no weakness in any of the Company’s Disclosure Controls or Financial Reporting Controls that is required to be disclosed in any of the Securities Filings, except as so disclosed.

    4.7        Obligations to Related Parties. Except as set forth on Schedule 4.7 or in the Securities Filings, there are no obligations of the Company or any of its Subsidiaries to officers, directors, stockholders or employees of the Company or of any of its Subsidiaries other than:

(a) for payment of salary for services rendered and for bonus payments;

(b) reimbursement for reasonable expenses incurred on behalf of the Company and its Subsidiaries;

    (c)               for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company and each Subsidiary of the Company, as applicable); and

(d) obligations listed in the Company’s and each of its Subsidiary’s financial statements or disclosed in any of the Company’s Securities Filings.

Except as described above, in the Securities Filings or set forth on Schedule 4.6 or 4.7: (i) none of the officers, directors or, to the best of the Company’s knowledge, key employees or stockholders of the Company or any of its Subsidiaries or any members of their immediate families, are indebted to the Company or any of its Subsidiaries, individually or in the aggregate, in excess of $50,000 or have any direct or indirect ownership interest in any firm or corporation with which the Company or any of its Subsidiaries is affiliated or with which the Company or any of its Subsidiaries has a business relationship, or any firm or corporation which competes with the Company or any of its Subsidiaries, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with the Company or any of its Subsidiaries; (ii) no officer, director or stockholder of the Company or any of its Subsidiaries, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company or any of its Subsidiaries and no agreements, understandings or proposed transactions are contemplated between the Company or any of its Subsidiaries and any such person; and (iii) neither the Company nor any of its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other person or entity other than pursuant to any of the Permitted Guarantees.

4.8 Changes. Since the Balance Sheet Date, except as disclosed in any Securities Filing or in any Schedule to this Agreement or to any of the Related Agreements, there has not been:

    (a)          any change in the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company or any of its Subsidiaries, which individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) any resignation or termination of any officer, key employee or group of employees of the Company or any of its Subsidiaries;

    (c)          any material change, except in the ordinary course of business, in the contingent obligations of the Company or any of its Subsidiaries by way of guaranty, endorsement, indemnity, warranty or otherwise, other than (A) any Permitted Guarantees, or (B) any new licenses arising from the purchase of “off the shelf” or other standard products containing indemnification provisions protecting the licensor thereof;

(d) any damage, destruction or loss, whether or not covered by insurance, which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(e) any waiver by the Company or any of its Subsidiaries of a valuable right or of a material debt owed to it;

    (f)          any direct or indirect loans made by the Company or any of its Subsidiaries to any stockholder, employee, officer or director of the Company or any of its Subsidiaries, other than advances made in the ordinary course of business;

(g) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of the Company or any of its Subsidiaries;

    (h)          any declaration or payment of any dividend or other distribution of the assets of the Company or any of its Subsidiaries (for the sake of clarity, advances and repayments of intercompany loans and advances among the Company and its Subsidiaries are not such distributions);

(i) any labor organization activity related to the Company or any of its Subsidiaries;

    (j)          any debt, obligation or liability incurred, assumed or guaranteed by the Company or any of its Subsidiaries, except those for immaterial amounts, for current liabilities incurred in the ordinary course of business, and for Permitted Indebtedness and Permitted Guarantees;

(k) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets owned by the Company or any of its Subsidiaries;

    (l)          any change in any material agreement to which the Company or any of its Subsidiaries is a party or by which either the Company or any of its Subsidiaries is bound which either individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

    (m)          any other event or condition of any character that, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(n) any arrangement or commitment by the Company or any of its Subsidiaries to do any of the acts described in subsection (a) through (m) above.

    4.9                Title to Properties and Assets; Liens, Etc. Except as set forth on Schedule 4.9, each of the Company and each of its Subsidiaries has good and marketable title to its properties and assets, and good title to its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than the following (each a “Permitted Encumbrance”):

(a) those resulting from taxes which have not yet become delinquent or are being contested as permitted by Section 6.7;

    (b)          statutory liens incurred or imposed in the ordinary course (i) of mechanics, carriers, warehouses, processors, suppliers and laborers, (ii) respecting worker’s compensation, unemployment insurance, or social security, or (iii) as a condition precedent to the operation of business or the exercise of any of any authorizations, licenses or privileges, in each case to the extent and only for so long as the underlying obligations are not delinquent or are being diligently contested in good faith;

(c) liens incurred in respect of judgments and awards discharged within 30 days from the making thereof;

    (d)          in the case of real estate, easements, rights-of-way, restrictions, covenants and other agreements of record and other similar charges or encumbrances that (i) do not secure indebtedness or guarantees, and (ii) do not interfere with the use of or conduct of any business of the Company or any of its Subsidiaries thereon;

(e) any cash deposits made or bonds posted in the ordinary course to secure performance under any contract or applicable law;

    (f)          in the case of any account, intangible, instrument, lease, agreement or document, any contractual right, power, privilege, remedy, interest, defect, restriction, covenant, claim, counterclaim, right of recoupment, abatement, reduction or setoff, or defense of any account debtor or other party thereto, whether now existing or hereafter arising, and whether pursuant to the applicable contractual provisions or applicable law;

    (g)          the security interests or liens (including leases treated as security interests or liens) encumbering Equipment or other assets purchased or leased with Permitted Indebtedness so long as they respectively secure only the corresponding Permitted Indebtedness or capitalized lease obligations and encumber only the assets so purchased or leased (and the products and proceeds thereof, insurance therefor and warranty and other contract rights related thereto) and no other assets of the Company or any of its Subsidiaries;

    (h)          each currently existing lien described in Schedule 4.9 hereto, or any continuation, restatement, or replacement thereof on terms no less favorable in all material respects to the Purchaser than the lien being continued, restated or replaced;

    (i)          minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company or any of its Subsidiaries, so long as in each such case, such liens and encumbrances have no effect on the lien priority of the Purchaser in such property; and

(j) those that have otherwise arisen in the ordinary course of business, so long as they have no effect on the lien priority of the Purchaser therein.

All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and its Subsidiaries are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. Except as set forth on Schedule 4.9, the Company and its Subsidiaries are in compliance with all material terms of each lease to which it is a party or is otherwise bound.

4.10 Intellectual Property.

    (a)          Each of the Company and each of its Subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and, to the Company’s knowledge, as presently proposed to be conducted (the “Intellectual Property”), without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.

    (b)          Neither the Company nor any of its Subsidiaries has received any communications alleging that the Company or any of its Subsidiaries has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company or any of its Subsidiaries aware of any basis therefor.

(c) The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company or any of its Subsidiaries, except for inventions, trade secrets or proprietary information that have been rightfully assigned to the Company or any of its Subsidiaries.

    4.11         Compliance with Other Instruments. Neither the Company nor any of its Subsidiaries is in violation or default of (x) any term of its Charter or Bylaws, or (y) any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause (y), has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Related Agreements to which it is a party, and the issuance and sale of the Note by the Company and the other Securities by the Company each pursuant hereto and thereto, will not, with or without the passage of time or giving of notice, result in (i) any such violation or default, or be in conflict in any material respect with, any such indebtedness, mortgage, indenture, contract, agreement or instrument, (ii) result in the creation of any mortgage, pledge, lien, encumbrance or charge thereunder upon any of the properties or assets of the Company or any of its Subsidiaries, or (iii) result in the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

    4.12         Litigation. Except as set forth on Schedule 4.12 hereto, there is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality, that (a) prevents the Company or any of its Subsidiaries (i) from entering into this Agreement or the other Related Agreements, or (ii) from consummating the transactions contemplated hereby or thereby, or (b) has had, or if adversely determined could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or any change in the current equity ownership of the Company or any of its Subsidiaries; and the Company has no knowledge of any reasonable basis to assert any of the foregoing. Except as set forth on Schedule 4.12 hereto, there is no action, suit, proceeding or investigation by the Company or any of its Subsidiaries (as plaintiff or investigator) currently pending or which the Company or any of its Subsidiaries intends to initiate other than collection and similar matters in the normal course.

    4.13         Tax Returns and Payments. Except as set forth on Schedule 4.13 hereto: (i) each of the Company and each of its Subsidiaries has timely filed all tax returns (federal, state and local) required to be filed by it; and (ii) all taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company or any of its Subsidiaries on or before the Closing, have been paid or will be paid prior to the time they become delinquent other than those being diligently contested in good faith. Except as set forth on Schedule 4.13, neither the Company nor any of its Subsidiaries has been advised:

(a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof; or

(b) of any adjustment, deficiency, assessment or court decision in respect of its federal, state or other taxes.

Except as set forth on Schedule 4.13, the Company has no knowledge of any liability for any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

    4.14         Employees. Neither the Company nor any of its Subsidiaries has any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company or any of its Subsidiaries. Except as disclosed in the Securities Filings or on Schedule 4.14, neither the Company nor any of its Subsidiaries is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company’s knowledge: no employee of the Company or any of its Subsidiaries, nor any consultant with whom the Company or any of its Subsidiaries has contracted, is in violation of any term of any material employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company or any of its Subsidiaries because of the nature of the business to be conducted by the Company or any of its Subsidiaries; and to the Company’s knowledge the continued employment by the Company and its Subsidiaries of their present employees, and the performance of the Company’s and its Subsidiaries’ contracts with its independent contractors, will not result in any such violation. To the Company’s knowledge, no employee of the Company or any of its Subsidiaries is obligated under any material contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would interfere with their duties to the Company or any of its Subsidiaries. To the Company’s knowledge, neither the Company nor any of its Subsidiaries has received any notice alleging that any such violation has occurred. Except for employees who have a current effective employment or severance agreement with the Company or any of its Subsidiaries and any rights that may be available under applicable law, and except for the general severance policies of the Company and its Subsidiaries, no employee of the Company or any of its Subsidiaries has been granted the right to continued employment by the Company or any of its Subsidiaries or to any material compensation following termination of employment with the Company or any of its Subsidiaries. Except as set forth on Schedule 4.14, to the knowledge of the Company, no officer, key employee or group of employees intends to terminate his, her or their employment with the Company or any of its Subsidiaries, nor does the Company or any of its Subsidiaries have a present intention to terminate the employment of any officer, key employee or group of employees.

    4.15         Registration Rights and Voting Rights. Except as set forth on Schedule 4.15, and except as disclosed in Securities Filings, neither the Company nor any of its Subsidiaries is presently under any obligation, and neither the Company nor any of its Subsidiaries has granted any rights, to register any of the Company’s or its Subsidiaries’ presently outstanding securities or any of its securities that may hereafter be issued. Except as set forth on Schedule 4.15 and except as disclosed in Securities Filings, to the Company’s knowledge, no stockholder of the Company or any of its Subsidiaries has entered into any agreement with respect to the voting of equity securities of the Company or any of its Subsidiaries.

    4.16         Compliance with Laws; Permits. Neither the Company nor any of its Subsidiaries is in violation of any provision of the Sarbanes-Oxley Act of 2002 or any SEC related regulation, or any other applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any other Related Agreement and the issuance of any of the Securities, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed by or on behalf of the Company in a timely manner or by or on behalf of the Purchaser. Each of the Company and its Subsidiaries has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    4.17         Environmental and Safety Laws. Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Except as set forth on Schedule 4.17, no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or any of its Subsidiaries or, to the Company’s knowledge, by any other person or entity on any property owned, leased or used by the Company or any of its Subsidiaries, other than in the normal course in accordance with such applicable statutes, laws or regulations. For the purposes of the preceding sentence, “Hazardous Materials” shall mean:

    (a)          materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials; or

(b) any petroleum products or nuclear materials.

    4.18         Valid Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

    4.19         Full Disclosure. Each of the Company and each of its Subsidiaries has provided to the Purchaser or its representatives all information requested by the Purchaser in connection with its decision to purchase the Note and Warrants, including all information the Company and its Subsidiaries believe is reasonably necessary to make such investment decision. Neither this Agreement, the Related Agreements, the exhibits and schedules hereto and thereto nor any other document delivered by the Company or any of its Subsidiaries to Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates provided to the Purchaser by the Company or any of its Subsidiaries were based on the Company’s and its Subsidiaries’ experience in the industry and on assumptions of fact and opinion as to future events which the Company or any of its Subsidiaries, at the date of the issuance of such projections or estimates, believed to be reasonable.

    4.20         Insurance. Each of the Company and each of its Subsidiaries has general commercial, product liability, fire and casualty insurance policies with coverages that the Company believes are customary for companies similarly situated to the Company and its Subsidiaries in the same or similar business.

    4.21         SEC Reports. Except as set forth on Schedule 4.21, the Company has filed all proxy statements, reports and other documents required to be filed by it under the Securities Exchange Act 1934, as amended (the “Exchange Act”). The Company has furnished the Purchaser copies of: (i) its Annual Reports on Form 10-KSB for its fiscal years ended June 30, 2005; and (ii) its Quarterly Reports on Form 10-Q for its fiscal quarter ended December 31, 2005and on Form 10-QSB for its fiscal quarter ended September 30, 2005, and its 12B-25 filed May 16, 2006, and the Form 8-K filings which it has made since June 30, 2005, to date (collectively, the “SEC Reports”). Except as set forth on Schedule 4.21 or subsequent SEC Reports set forth in this Section 4.21, each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    4.22            Listing.        The Company’s Common Stock is quoted on the Pink Sheets® under the symbol “TUYO.PK” and is not listed or quoted on a Principal Market (as hereafter defined). For purposes hereof, the term “Principal Market” means the NASD Over The Counter Bulletin Board, NASDAQ Capital Market, NASDAQ Global Select Market, NASDAQ Global Market, American Stock Exchange or New York Stock Exchange (whichever of the foregoing, if any, is at the time the principal trading exchange or market for the Common Stock).

    4.23         No Integrated Offering. Neither the Company, nor any of its Subsidiaries or affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement or any of the Related Agreements to be integrated with prior offerings by the Company for purposes of the Securities Act that would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

    4.24         Stop Transfer. The Securities are restricted securities as of the date of this Agreement. Neither the Company nor any of its Subsidiaries will issue any stop transfer order or other order impeding the sale and delivery of any of the Warrant Shares at such time as the Warrant Shares are registered for public sale or an exemption from registration is available, except as required by state and federal securities laws.

    4.25         Dilution. The Company specifically acknowledges that its obligation to issue the shares of Common Stock upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

    4.26         Patriot Act. (a) The Company certifies that, to the best of Company’s knowledge, neither the Company nor any of its Subsidiaries has been designated, nor is or shall be owned or controlled, by a “suspected terrorist” as defined in U.S. Federal Executive Order 13224. The Company hereby acknowledges that the Purchaser seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Company hereby represents, warrants and covenants that: (i) none of the cash or property that the Company or any of its Subsidiaries will pay or will contribute to the Purchaser has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Company or any of its Subsidiaries to the Purchaser, to the extent that they are within the Company’s and/or its Subsidiaries’ control, shall cause the Purchaser to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. The Company

shall promptly notify the Purchaser if any of these representations, warranties or covenants ceases to be true and accurate regarding the Company or any of its Subsidiaries. The Company shall provide the Purchaser all additional information regarding the Company or any of its Subsidiaries that the Purchaser deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. The Company understands and agrees that if at any time it is discovered that any of the foregoing representations, warranties or covenants are incorrect, or if otherwise required by applicable law or regulation related to money laundering or similar activities, the Purchaser may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of the Purchaser’s investment in the Company. The Company further understands that the Purchaser may release confidential information about the Company and its Subsidiaries and, if applicable, any underlying beneficial owners, to proper authorities if the Purchaser, in its sole discretion, determines that it is in the best interests of the Purchaser in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

    (b)               The Purchaser certifies that, to the best of Purchaser’s knowledge, neither the Purchaser nor any of its Subsidiaries has been designated, nor is or shall be owned or controlled, by a “suspected terrorist” as defined in U.S. Federal Executive Order 13224. The Purchaser hereby acknowledges that the Company seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Purchaser hereby represents, warrants and covenants that: (i) none of the cash or property that the Purchaser or any of its Subsidiaries will pay or will contribute to the Company has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Purchaser or any of its Subsidiaries to the Company, to the extent that they are within the Purchaser’s and/or its Subsidiaries’ control, shall cause the Company to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. The Purchaser shall promptly notify the Company if any of these representations, warranties or covenants ceases to be true and accurate regarding the Purchaser or any of its Subsidiaries. The Purchaser shall provide the Company all additional information regarding the Purchaser or any of its Subsidiaries that the Company deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. The Purchaser understands and agrees that if at any time it is discovered that any of the foregoing representations, warranties or covenants are incorrect, or if otherwise required by applicable law or regulation related to money laundering or similar activities, the Company may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of the Company’s investment in the Purchaser. The Purchaser further understands that the Company may release confidential information about the Purchaser and its Subsidiaries and, if applicable, any underlying beneficial owners, to proper authorities if the Company, in its sole discretion, determines that it is in the best interests of the Company in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

    4.27         ERISA. To the extent the Company or any of its Subsidiaries has any benefit plan subject to the Employee Retirement Income Security Act of 1974 (“ERISA”), and the regulations and published interpretations thereunder: (i) neither the Company nor any of its Subsidiaries has engaged in any Prohibited Transactions (as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)); (ii) each of the Company and each of its Subsidiaries has met all applicable minimum funding requirements under Section 302 of ERISA in respect of its plans; (iii) neither the Company nor any of its Subsidiaries has any knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); (iv) neither the Company nor any of its Subsidiaries has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than the Company’s or such Subsidiary’s employees; and (v) neither the Company nor any of its Subsidiaries has withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

                5.  Representations and Warranties of the Purchaser.   The Purchaser hereby represents and warrants to and covenants and agrees with (as applicable) the Company as follows (it being understood that such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

    5.1         No Shorting. The Purchaser or any of its affiliates and investment partners has not, will not and will not cause any person or entity to, directly or beneficially engage in “short sales” of the Company’s Common Stock or Preferred Stock as long as the Note and Warrants shall be outstanding.

    5.2         Requisite Power and Authority. The Purchaser has full all necessary power and authority under all applicable provisions of law, to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All corporate action on the Purchaser’s part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except:

(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and

(b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

5.3 Investment Representations. The Purchaser understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser’s representations contained in this Agreement, including, without limitation, the Purchaser’s representation (in Section 5.7) that it is an “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The Purchaser confirms that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Note and the Warrants to be purchased by it under this Agreement and the Warrant Shares acquired by it upon the exercise of the Warrants, respectively. The Purchaser further confirms that it has had the opportunity to ask questions and receive answers from the Company regarding the Company’s and its Subsidiaries’ business, management and financial affairs and the terms and conditions of the Offering, the Note, the Warrants and the Securities and obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Purchaser or to which the Purchaser had access.

    5.4         The Purchaser Bears Economic Risk. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act; or (ii) an exemption from registration that is available with respect to such sale.

    5.5         Acquisition for Own Account. The Purchaser is acquiring the Note and Warrants and the Warrant Shares for the Purchaser’s own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

    5.6         The Purchaser Can Protect Its Interest. The Purchaser represents that by reason of its, or of its management’s, business and financial experience, the Purchaser has the capacity to evaluate the merits and risks of its investment in the Note, the Warrants and the Securities and to protect its own interests in connection with the transactions contemplated in this Agreement and the Related Agreements. Further, the Purchaser is aware of no advertisement or other publication in connection with the transactions contemplated in the Agreement or the Related Agreements.

5.7 Accredited Investor. The Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

5.8 Legends.

    (a)          The Warrant Shares, if not issued by DWAC system (as hereinafter defined), shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO [TRUEYOU.COM INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b) The Warrants shall bear substantially the following legend:

“THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO TRUEYOU.COM INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

(c) The Note shall bear substantially the following legend:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO TRUEYOU.COM INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

                6.  Covenants of the Company.   The Company covenants and agrees, with the Purchaser that, until such time as the Note Amounts have been fully paid, unless the Purchaser in its sole discretion consents otherwise (as provided in Section 11.4 and 11.6):

    6.1         Stop-Orders. The Company will advise the Purchaser, promptly after it receives notice of issuance by the SEC, any state securities commission or any other regulatory authority, of such issuance of any stop order or other order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

    6.2         Listing. The Company shall, within twelve (12) months of the date hereof, secure the listing or quotation, as applicable, of the shares of its Common Stock including, without limitation, those shares issuable upon the exercise of the Warrants, on a Principal Market (subject to official notice of issuance) and shall maintain such listing or quotation, as applicable, so long as any other shares of Common Stock shall be so listed or quoted, as applicable. The Company will maintain the listing or quotation, as applicable, of its Common Stock on the Principal Market, and will comploy in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers (“NASD”) and such exchanges, as applicable.

    6.3         Authorization of Common Stock. The Company shall, within nine (9) months of the date hereof, have sufficient authorized shares of Common Stock for the exercise of the Warrants. In the event that the Company has not complied with this Section 6.3 by the nine-month anniversary of the date hereof, the Company shall pay interest to the Purchaser at a rate that is two percent (2%) above the Contract Rate until such time as such shares have been authorized.

    6.4         Market Regulations. The Company shall notify the SEC and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchaser and promptly provide copies thereof to the Purchaser.

6.5 Reporting Requirements. The Company will deliver, or cause to be delivered, to the Purchaser each of the following, which shall be in form and detail acceptable to the Purchaser:

    (a)          As soon as available after the end of each fiscal year of the Company, and in any event by no later than the first business day after the expiration of the period (including any extensions) required for filing of its annual report on Form 10-K with the SEC under the Exchange Act, a copy of such annual report, including the consolidated audited financial statements of the Company and its Subsidiaries together with a report of independent certified public accountants of recognized standing selected by the Company and reasonably acceptable to the Purchaser (the “Accountants”) (the current accountants being acceptable), which annual financial statements shall include each of the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal year then ended, all in reasonable detail and prepared in accordance with GAAP, together with (i) if and when available, copies of any management letters prepared by the Accountants; and (ii) a certificate of the Company’s President, Chief Executive Officer or Chief Financial Officer stating that such financial statements have been prepared to his knowledge in accordance with GAAP and whether or not such officer has knowledge of the occurrence and/or continuance of any Event of Default (as defined in the Note) and, if so, stating in reasonable detail the facts with respect thereto;

    (b)          As soon as available after the end of each fiscal quarter of the Company, and in any event by no later than the first business day after the expiration of the period (including any extensions) required for filing of its quarterly report on Form 10-Q with the SEC under the Exchange Act, a copy of such quarterly report, including an unaudited consolidated balance sheet and statements of income, retained earnings and cash flows of the Company and its Subsidiaries as at the end of and for such quarter and for the year to date period then ended, in reasonable detail and prepared in accordance with GAAP, subject to year-end adjustments and accompanied by a certificate of the Company’s President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP to his knowledge, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence and/or continuance of any Event of Default (as defined in the Note) not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

    (c)          As soon as available and in any event within fifteen (15) days after the end of each calendar month, a copy of the Company’s regularly prepared internal unaudited consolidated financial statements, including (without limitation) balance sheets, statements of income, retained earnings and cash flows, and in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with past practice, subject to year-end adjustments and accompanied by a certificate of the Company’s President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with past practice, subject to year-end audit adjustments; and (ii) whether or not such officer has knowledge of the occurrence fo any Event of Default (as defined in the Note) not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

    (d)          Promptly after (i) the filing thereof, copies of the Company’s most recent registration statements and annual, quarterly, monthly or other regular reports which the Company files with the Securities and Exchange Commission (the “SEC”), and (ii) the issuance thereof, copies of such financial statements, reports and proxy statements as the Company shall send to its stockholders; and

(e) Promptly following request such other information respecting the Company and its Subsidiaries as the Purchaser shall reasonably request.

The Company shall timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

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    6.6         Use of Funds. The Company shall use the proceeds of the sale of the Note and the Warrants (i) to pre-fund the first twelve (12) months of interest on the Note; (ii) to repay the indebtedness set forth on Schedule 6.5 hereto; (iii) to provide operating capital for facility maintenance, expansions and renovations, diagnostic development, Cosmedicine business and IT infrastructure; (iv) to pay all fees and expenses associated with the foregoing; and (v) for general working capital purposes (it being understood that $2,500,000 of the proceeds of the Note will be deposited in the Restricted Account on the Closing Date and shall be subject to the terms and conditions of the Restricted Account Agreement and the Restricted Account Side Letter).

    6.7         Access to Facilities. Each of the Company and each of its Subsidiaries will permit any representatives designated by the Purchaser (or any successor of the Purchaser), upon reasonable notice and during normal business hours, at such person’s expense and accompanied by a representative of the Company or any Subsidiary (provided that no such prior notice shall be required to be given and no such representative of the Company or any Subsidiary shall be required to accompany the Purchaser in the event the Purchaser believes such access is necessary to preserve or protect the Collateral (as defined in the Master Security Agreement) or following the occurrence and during the continuance of an Event of Default (as defined in the Note)), to:

(a) visit and inspect any of the properties of the Company or any of its Subsidiaries;

    (b)          examine the corporate and financial records of the Company or any of its Subsidiaries (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts therefrom; and

(c) discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with the directors, officers and independent accountants of the Company or any of its Subsidiaries.

Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries will provide any material, non-public information to the Purchaser unless the Purchaser signs a confidentiality agreement and otherwise complies with Regulation FD and other applicable federal securities laws.

    6.8         Taxes. Each of the Company and each of its Subsidiaries will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company and its Subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid currently if (i) the validity thereof shall currently and diligently be contested in good faith by appropriate proceedings, (ii) such tax, assessment, charge or levy shall have no effect on the lien priority of the Purchaser’s liens (if any) on the affected property of the Company or any of its Subsidiaries, and (iii) the Company and/or such Subsidiary shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP; and provided, further, that the Company and its Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

    6.9         Insurance. Each of the Company and its Subsidiaries will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in similar business similarly situated as the Company and its Subsidiaries; and the Company and its Subsidiaries will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner which the Company reasonably believes is customary for companies in similar business similarly situated as the Company and its Subsidiaries and to the extent available on commercially reasonable terms. The Company, and each of its Subsidiaries, will jointly and severally bear the full risk of loss from any loss of any nature whatsoever with respect to their respective assets pledged to the Purchaser as security for their respective obligations hereunder and under the Related Agreements. At the Company’s and each of its Subsidiaries’ joint and several cost and expense in amounts and with carriers reasonably acceptable to the Purchaser, each of the Company and each of its Subsidiaries shall (i) keep all its insurable properties and its insurable interests in properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts and with such deductibles, as is reasonable and customary in the case of companies engaged in businesses similar to the Company’s or the respective Subsidiary’s; (ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to the Company’s or the respective Subsidiary’s insuring against larceny, embezzlement or other criminal misappropriation of insured’s officers and employees who may either singly or jointly with others at any time have access to the assets or funds of the Company or any of its Subsidiaries either directly or through governmental authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which the Company or the respective Subsidiary is engaged in business; and (v) furnish the Purchaser with (x) copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date, (y) excepting the Company’s [fidelity bonds,] workers’ compensation policy, D&O Policies, and insurance that is part of a Permitted Encumbrance, endorsements to such policies naming the Purchaser as “co-insured” or “additional insured”and in the case of casualty losses to tangible personal property pledged to the Purchaser appropriate loss payable endorsements, in form and substance satisfactory to the Purchaser, naming the Purchaser as loss payee, and (z) evidence that as to the Purchaser the insurance coverage shall not be impaired or invalidated by any act or neglect of the Company or any Subsidiary and the insurer will provide the Purchaser with at least thirty (30) days notice prior to cancellation. The Company and each Subsidiary shall instruct the insurance carriers that in the event of any casualty loss thereunder for which the Purchaser is the applicable loss payee, the carriers shall make payment for such loss to the Company and/or the Subsidiary and the Purchaser jointly. In the event that as of the date of receipt of each such casualty loss recovery upon any such insurance, the Purchaser has not declared an Event of Default (as defined in the Note), then the Company and/or such Subsidiary shall be permitted to direct the application of such loss recovery proceeds toward investment in property, plant and equipment that would comprise “Collateral” secured by the Purchaser’s security interest pursuant to the Master Security Agreement or if not applicable, such other security agreement as shall be required by the Purchaser, with any surplus funds to be applied toward payment of the obligations of the Company to the Purchaser as a permitted voluntary prepayment without premium or penalty. In the event that the Purchaser has properly declared an Event of Default, then all such casualty loss recoveries received by the Purchaser upon any such insurance thereafter may be applied to the obligations of the Company hereunder and under the Related Agreements, in such order as the Purchaser may determine. Any surplus (following satisfaction of all of the Company’s outstanding obligations to the Purchaser) shall be paid by the Purchaser to the Company or applied as may be otherwise required by law. Any deficiency thereon shall be paid by the Company or the Subsidiary, as applicable, to the Purchaser, on demand.

    6.10         Intellectual Property. Each of the Company and each of its Subsidiaries shall maintain in full force and effect its existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or licensed by it and reasonably deemed to be necessary and of continued value to the conduct of its business.

    6.11         Properties. Each of the Company and each of its Subsidiaries will keep its equipment and real properties in good repair, working order and condition, reasonable wear and tear and retirement excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and each of the Company and each of its Subsidiaries will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    6.12         Confidentiality. The Company will not, and will not permit any of its Subsidiaries to, disclose, and will not include in any public announcement, the name of the Purchaser, unless expressly agreed to by the Purchaser or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. Notwithstanding the foregoing, the Company may disclose the Purchaser’s identity and the terms of this Agreement to its current and prospective debt and equity financing sources. The Purchaser acknowledges that, promptly following execution and delivery, conformed copies of this Agreement and the Related Agreements and all amendments thereto may (notwithstanding the foregoing) be filed by the Company as material agreements with the SEC.

    6.13         Required Approvals. (I) For so long as twenty-five percent (25%) of the principal amount of the Note is outstanding, the Company, without the prior written consent of the Purchaser, shall not, and shall not permit any of its Subsidiaries to:

    (a)          (i) directly or indirectly declare or pay any cash dividends, other than cash dividends paid to the Company or any of its wholly-owned Subsidiaries, (ii) issue any Preferred Stock that has a scheduled mandatory redemption date prior to the one year anniversary of the Maturity Date (as defined in the Note) or (iii) redeem any of its Preferred Stock or other equity interests;

    (b)          liquidate, dissolve or effect a material reorganization (it being understood that in no event shall the Company or any of its Subsidiaries dissolve, liquidate or merge with any other person or entity (unless, in the case of such a merger involving the Company, the Company is the surviving entity, or, in the case of merger not involving the Company, any Subsidiary or any entity acquired by the Company or any Subsidiary, as applicable, is the surviving entity);

    (c)          become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument that by its terms would (under any circumstances) restrict the right of the Company or any of its Subsidiaries to perform the provisions of this Agreement, any Related Agreement or any of the currently and expressly agreements contemplated hereby or thereby;

(d) materially alter or change the scope of the business of the Company and its Subsidiaries taken as a whole; or

    (e)          (i) create, incur, assume or suffer to exist any indebtedness (exclusive of Permitted Indebtedness, as hereinafter defined) whether secured or unsecured, other than (A) the Company’s indebtedness owed under this Agreement or any Related Agreement, (B) the subordinated debt aggregating $10,000,000 listed in Schedule 6.12(e) hereto and made a part hereof, and the other indebtedness (if any) set forth on Schedule 6.12(e) attached hereto and made a part hereof, and any refinancings or replacements thereof on terms no less favorable as a whole to the Purchaser than the indebtedness being refinanced or replaced, as determined by Purchaser in its sole discretion, (C) any indebtedness incurred to finance the purchase of equipment not in excess of five percent (5%) of the fair market value of the Company’s and its Subsidiaries’ assets, and any indebtedness incurred in connection with the purchase of assets (other than equipment), or any restatements, refinancings or replacements thereof on terms no less favorable as a whole to the Purchaser than the indebtedness being restated, refinanced or replaced, as determined by Purchaser in its sole discretion, so long as any lien relating thereto shall only encumber the fixed assets so purchased or leased (and the products and proceeds thereof, insurance therefor and warranty and other contract rights related thereto) and no other assets of the Company or any of its Subsidiaries, (D) intercompany loans and advance among the Company and its subsidiaries, (E) short-term unsecured trade obligations for the purchase of goods or services in the ordinary course, and (F) additional subordinated debt in such amounts and on such subordination and other terms as the Purchaser may approve from time to time, and any refinancings or replacements thereof on terms no less favorable as a whole to the Purchaser than the indebtedness being refinanced or replaced, as determined by Purchaser in its sole discretion, (the indebtedness permitted by clauses (A) through (F) being referred to as “Permitted Indebtedness”); (ii) cancel any indebtedness owing to it in excess of $50,000 in the aggregate during any 12 month period, excluding the settlement of any account in the ordinary course and any intercompany loans and advances among the Company and its Subsidiaries; (iii) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other person or entity, except for (A) the endorsement of negotiable instruments by the Company or any Subsidiary thereof for deposit or collection or similar transactions in the ordinary course of business, (B) any guarantees and indemnifications respecting indebtedness otherwise permitted to be outstanding pursuant to this clause (e), (C) guarantees by the Company or any Subsidiary of any obligation of any Subsidiary or the Company that could have been incurred directly by the guarantor without violating this Agreement or any Related Agreement, and (D) any guarantees of indebtedness set forth on Schedule 6.12(e) attached hereto and made a part hereof (the guarantees permitted by clauses (A) through (F) being referred to as “Permitted Guarantees”); and

        (II) The Company, without the prior written consent of the Purchaser, shall not, and shall not permit any of its Subsidiaries to, create or acquire any Subsidiary after the date hereof unless (i) such Subsidiary is a wholly-owned Subsidiary of the Company and (ii) such Subsidiary becomes a party to the Master Security Agreement, the Stock Pledge Agreement and the Subsidiary Guaranty (either by executing a counterpart thereof or an assumption or joinder agreement in respect thereof) and, to the extent required by the Purchaser, satisfies each condition of this Agreement and the Related Agreements as if such Subsidiary were a Subsidiary on the Closing Date.

6.14 Reissuance of Securities. The Company agrees to reissue certificates representing the Warrant Shares without the legends set forth in Section 5.8 above at such time as:

(a) the holder thereof is permitted to dispose of such Warrant Shares pursuant to Rule 144(k) under the Securities Act; or

(b) upon resale subject to an effective registration statement after such Warrant Shares are registered under the Securities Act.

The Company agrees to cooperate with the Purchaser in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided the Company and its counsel receive reasonably requested representations from the Purchaser and broker, if any, including (without limitation) the representations required by applicable law.

    6.15         Opinion. On the Closing Date, the Company will deliver to the Purchaser an opinion acceptable to the Purchaser from the Company’s external legal counsel. The Company will provide, at the Company’s expense, such other legal opinions in the future as are deemed reasonably necessary by the Purchaser (and acceptable to the Purchaser) in connection with the exercise of the Warrants.

    6.16        Margin Stock. The Company will not permit any of the proceeds of the Note or the Warrants to be used directly or indirectly to "purchase" or "carry" "margin stock" or to repay indebtedness incurred to "purchase" or "carry" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

    6.17         Restricted Cash Disclosure. The Company agrees that, in connection with its filing of its 8-K Report with the SEC concerning the transactions contemplated by this Agreement and the Related Agreements (such report, the “Laurus Transaction 8-K”) in a timely manner after the date hereof, it will disclose in such Laurus Transaction 8-K the amount of the proceeds of the Note issued to the Purchaser that has been placed in a restricted cash account and is subject to the terms and conditions of this Agreement and the Related Agreements. Furthermore, the Company agrees to disclose in all public filings required by the Commission (where appropriate) following the filing of the Laurus Transaction 8-K, the existence of the restricted cash referred to in the immediately preceding sentence, together with the amount thereof.

    6.18         No Restriction on Future Investment by Purchaser. The Company will not, and will not permit its Subsidiaries to, agree, directly or indirectly, to any restriction with any person or entity limiting the ability of the Purchaser to provide any additional funds and/or he sale or issuance any equity interests of the Company or any of its Subsidiaries with the Company or any of its Subsidiaries.

    6.19         Authorization and Reservation of Shares. Following the increase in the authorized shares of Common Stock required pursuant to Section 6.3 hereof, the Company shall at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the Warrants.

                7.  Covenants of the Purchaser.   The Purchaser covenants and agrees with the Company as follows:

    7.1         Confidentiality. The Purchaser will not disclose, and will not include in any public announcement, the name of the Company, unless expressly agreed to by the Company or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

    7.2         Non-Public Information. The Purchaser will not effect any sales in the shares of the Company’s Common Stock while in possession of material, non-public information regarding the Company if such sales would violate applicable securities law.

    7.3         Limitation on Acquisition of Common Stock of the Company. Notwithstanding anything to the contrary contained in this Agreement, any Related Agreement or any document, instrument or agreement entered into in connection with any other transactions between the Purchaser and the Company, the Purchaser may not acquire stock in the Company (including, without limitation, pursuant to a contract to purchase, by exercising an option or warrant, by converting any other security or instrument, by acquiring or exercising any other right to acquire, shares of stock or other security convertible into shares of stock in the Company, or otherwise, and such contracts, options, warrants, conversion or other rights shall not be enforceable or exercisable)to the extent such stock acquisition would cause any interest (including any original issue discount) payable by the Company to the Purchaser not to qualify as “portfolio interest” within the meaning of Section 881(c)(2) of the Code, by reason of Section 881(c)(3) of the Code, taking into account the constructive ownership rules under Section 871(h)(3)(C) of the Code (the “Stock Acquisition Limitation”). The Stock Acquisition Limitation shall automatically become null and void without any notice to the Company upon the earlier to occur of either (a) the Company’s delivery to the Purchaser of a Notice of Redemption (as defined in the Note) or (b) the existence of an Event of Default (as defined in the Note) at a time when the average closing price of the Company’s Common Stock as reported by Pink Sheets® or any applicable Principal Market for the immediately preceding five trading days is greater than or equal to $1.00 per share..

7.4 Warrant Cancellations. If, prior to the fourteen month anniversary of the date hereof:

(a) the Company’s obligations to the Purchaser under the Note have been reduced to $12,500,000 or less, then Warrant B shall automatically be cancelled and terminated;

(b) the Company’s obligations to the Purchaser under the Note have been reduced to zero, then Warrant C shall automatically be cancelled and terminated.

                8.  Covenants of the Company and the Purchaser Regarding Indemnification.

    8.1         Company Indemnification. The Company agrees to indemnify, hold harmless, reimburse and defend the Purchaser, each of the Purchaser’s officers, directors, agents, affiliates, control persons, and principal shareholders, against all claims, costs, expenses, liabilities, obligations, losses or damages (including reasonable legal fees) of any nature (“Purchaser Losses”), incurred by or imposed upon the Purchaser that result, arise out of or are based upon: (i) any misrepresentation by the Company or any of its Subsidiaries or breach of any warranty by the Company or any of its Subsidiaries in this Agreement, any Related Agreement or in any exhibits or schedules attached hereto or thereto; or (ii) any breach or default in performance by Company or any of its Subsidiaries of any covenant or undertaking to be performed by Company or any of its Subsidiaries hereunder, under any Related Agreement or under any other agreement entered into by the Company and/or any of its Subsidiaries and the Purchaser relating hereto or thereto; ineachcase excluding all Purchaser Losses to the extent occasioned by the gross negligence, willful misconduct or bad faith of any such indemnified person as finally determined pursuant to applicable law.

    8.2         Purchaser’s Indemnification. The Purchaser agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company’s officers, directors, agents, affiliates, control persons and principal shareholders, at all times against any claims, costs, expenses, liabilities, obligations, losses or damages (including reasonable legal fees) of any nature (“Company Losses”), incurred by or imposed upon the Company that result, arise out of or are based upon: (i) any misrepresentation by the Purchaser or breach of any warranty by the Purchaser in this Agreement or any Related Agreement or in any exhibits or schedules attached hereto or thereto; or (ii) any breach or default in performance by the Purchaser of any covenant or undertaking to be performed by the Purchaser hereunder, under any Related Agreement or under any other agreement entered into by the Company and the Purchaser relating hereto or thereto; in each case excluding all Company Losses to the extent occasioned by the gross negligence, willful misconduct or bad faith of any such indemnified person as finally determined pursuant to applicable law.

                9.  Exercise of the Warrants.

9.1 Mechanics of Exercise.

    (a)          Provided the Purchaser has notified the Company of the Purchaser’s intention to sell the Warrant Shares in accordance with the Warrants and the Warrant Shares are included in an effective registration statement or are otherwise exempt from registration in the amount to be sold: (i) upon the exercise of the Warrants or part thereof, the Company shall, at its own cost and expense, take all necessary action (including the issuance of an opinion of counsel reasonably acceptable to the Purchaser following a request by the Purchaser) to assure that the Company’s transfer agent shall issue shares of the Company’s Common Stock in the name of the Purchaser (or its nominee) or such other persons as designated by the Purchaser in accordance with Section 9.1(b) hereof and in such denominations to be specified representing the number of Warrant Shares issuable upon such exercise; and (ii) the Company warrants that no instructions other than these instructions have been or will be given by the Company to the transfer agent of the Company’s Common Stock and that after the Effectiveness Date (as defined in the Registration Rights Agreement) the registered Warrant Shares issued will be freely transferable subject to the prospectus delivery requirements of the Securities Act and the provisions of this Agreement, and will not contain a legend restricting the resale or transferability of the registered Warrant Shares.

    (b)          The Purchaser will give notice of its decision to exercise its right to exercise the Warrants or part thereof by telecopying or otherwise delivering an executed and completed notice of the number of shares to be subscribed to the Company (the “Form of Subscription”). The Purchaser will not be required to surrender the Warrants until the Purchaser receives a credit to the account of the Purchaser’s prime broker through the DWAC system (as defined below), representing the Warrant Shares or until the Warrants have been fully exercised. Each date on which a Form of Subscription is telecopied or delivered to the Company in accordance with the provisions hereof shall be deemed a “Exercise Date.” Pursuant to the terms of the Form of Subscription, the Company will issue instructions to the transfer agent accompanied by an opinion of counsel within three (3) business days of the date of the delivery to the Company of the duly and timely completed Form of Subscription and payment therefore (the “Instruction Date”) and shall use its best efforts to cause the transfer agent to promptly transmit the certificates representing the Warrant Shares set forth in the applicable Form of

Subscription to the Holder by crediting the account of the Purchaser’s prime broker with the Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within three (3) business days after the Instruction Date (the “Delivery Date”).

    (c)          The Company understands that a delay in the delivery of the Warrant Shares in the form required pursuant to Section 9 hereof beyond the Delivery Date could result in economic loss to the Purchaser. In the event that the Company fails to direct its transfer agent to deliver the Warrant Shares to the Purchaser via the DWAC system within the time frame set forth in Section 9.1(b) above and the Warrant Shares are not delivered to the Purchaser by the Delivery Date, as compensation to the Purchaser for such loss, the Company agrees to pay late payments to the Purchaser for late issuance of the Warrant Shares in the form required pursuant to Section 9 hereof upon exercise of the Warrants in the amount equal to the greater of: (i) $500 per business day after the Delivery Date; or (ii) the Purchaser’s actual damages from such delayed delivery. The Company shall pay any payments incurred under this Section in immediately available funds upon demand and, in the case of actual damages, accompanied by reasonable documentation of the amount of such damages. Such documentation shall show the number of shares of Common Stock (if any) that the Purchaser was forced to purchase (in an open market transaction) which the Purchaser anticipated receiving upon such exercise, and shall be calculated as the amount by which (A) the Purchaser’s total purchase price (including customary brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate amount of the Exercise Price for the Warrants, for which such Form of Subscription was not timely honored.

                10.   Registration Rights.

                10.1   Registration Rights Granted.   The Company hereby grants registration rights to the Purchaser pursuant to the Registration Rights Agreement.

    10.2         Offering Restrictions. Except as previously disclosed in the SEC Reports or in the Securities Filings, or stock or stock options granted to employees or directors of the Company or its Subsidiaries (these exceptions hereinafter referred to as the “Excepted Issuances”), neither the Company nor any of its Subsidiaries will, prior to the full repayment of the Note (together with all accrued and unpaid interest and fees related thereto), (x) enter into any equity line of credit agreement or similar agreement or (y) issue, or enter into any agreement to issue, any securities with a variable/floating conversion and/or pricing feature that are or could be (by conversion or registration) free-trading securities (i.e., common stock subject to a registration statement).

                11.   Miscellaneous.

11.1 Governing Law, Jurisdiction and Waiver of Jury Trial.

    (a)          THIS AGREEMENT AND THE RELATED AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS; PROVIDED, HOWEVER, THAT THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT TO THE RELATED AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE APPLICABLE LAWS OF (A) THE STATE IN WHICH THE APPLICABLE COMPANY OR SUBSIDIARY IS ORGANIZED IN THE CASE OF TYPES OF COLLATERAL IN WHICH SECURITY INTERESTS CAN BE PERFECTED BY THE FILING OF UCC FINANCING STATEMENTS IN THAT STATE OR (B) IN ALL OTHER CASES THE STATE IN WHICH THE APPLICABLE ASSET OR PROPERTY IS LOCATED OR DEEMED LOCATED.

    (b)          THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, ON THE ONE HAND, AND THE PURCHASER, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER RELATED AGREEMENTS; PROVIDED, THAT THE PURCHASER AND THE COMPANY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE PURCHASER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL (AS DEFINED IN THE MASTER SECURITY AGREEMENT) OR ANY OTHER SECURITY FOR THE OBLIGATIONS (AS DEFINED IN THE MASTER SECURITY AGREEMENT), OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE PURCHASER. THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY FEDERAL EXPRESS OR REGISTERED OR CERTIFIED MAIL DELIVERED TO THE COMPANY AT THE ADDRESS SET

FORTH IN SECTION 11.9 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE COMPANY’S ACTUAL RECEIPT THEREOF OR FOUR (4) BUSINESS DAYS AFTER DEPOSIT IN THE U.S. MAILS FOR DELIVERY BY SUCH MAIL AND PROPER POSTAGE PREPAID.

    (c)                 THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PURCHASER AND/OR THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, ANY RELATED AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

    11.2         Severability. Wherever possible each provision of this Agreement and the Related Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any Related Agreement shall be prohibited by or invalid or illegal under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity or illegality, without invalidating the remainder of such provision or the remaining provisions thereof which shall not in any way be affected or impaired thereby.

    11.3         Survival. The representations, warranties, covenants and agreements of the parties made herein shall survive any investigation made by the parties and the closing of the transactions contemplated hereby to the extent provided therein. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument. All indemnities set forth herein shall survive the execution, delivery and termination of this Agreement and the Note, and the making and repayment of the obligations arising hereunder, under the Note and under the other Related Agreements.

    11.4         Successors and Assigns. Except as otherwise expressly provided herein, this Agreement and the Related Agreements shall inure to the benefit of, and be binding upon and enforceable by, the successors, heirs, executors, administrators and permitted assigns of the parties hereto. The Purchaser shall not be permitted to assign this Agreement or Related Agreement or any of its rights hereunder or thereunder to a competitor of the Company unless an Event of Default (as defined in the Note) has occurred and is continuing. Notwithstanding anything to the contrary in this Agreement or any Related Agreement, and irrespective of any permitted assignment of this Agreement or any Related Agreement (in whole or in part): until the first anniversary of the date hereof:

(a)  the Company and its Subsidiaries shall be entitled at all times to deal exclusively with the Purchaser respecting this Agreement and the Related Agreements, the administration hereof and thereof and its performance hereunder and thereunder, including (without limitation) (i) any supplement to, modification, amendment, restatement or waiver of or departure from this Agreement or any Related Agreement or any release of Collateral (each a “Modification”), (ii) the delivery of any notice, report, other document or further assurance, or (iii) any payment or collateral administration; (b) the Purchaser shall not assign or delegate (in whole or in part) to any other person in its sole discretion its right or power to review, approve or sign any Modification or to administer this Agreement or any Related Agreement; and (c) no permitted assignee shall have any right or power whatsoever to review, approve or sign any Modification or to administer this Agreement or any Related Agreement, irrespective of its agreements and understandings with the Purchaser.

    11.5         Entire Agreement; Maximum Interest. This Agreement and the exhibits and schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and supersede and completely replace any and all (and no party shall be liable or bound to any other in any manner by any) prior or other representations, warranties, covenants, promises, assurances or other agreements or understandings (whether written, oral, express, implied or otherwise) with regard to the subjects hereof except as specifically set forth herein. Nothing contained in this Agreement, any Related Agreement or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum shall be credited against principal amounts owed by the Company to the Purchaser (as a permitted prepayment without premium or penalty) and thus refunded to the Company.

11.6 Amendment and Waiver. Subject to Section 11.4 hereof:

    (a)          Except as otherwise provided in subsection (b) or (c) of this Section with respect to waivers, this Agreement may be restated, supplemented, amended or modified only in a written agreement between the Company and the Purchaser.

(b) The obligations of the Company and the rights of the Purchaser under this Agreement may be waived only with the written consent of the Purchaser.

(c) The obligations of the Purchaser and the rights of the Company under this Agreement may be waived only with the written consent of the Company.

    11.7         Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

11.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

(a) upon personal delivery to the party to be notified;

(b) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not, then on the next business day;

(c) four (4) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

    (d)                 one (1) business day after deposit on a business day in time for that evening’s pickup with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

All communications shall be sent as follows:

If to the Company, to:	TRUEYOU.COM INC. Attention: Chief Financial Officer Facsimile: with a copy to: Attention: Facsimile:
If to the Purchaser, to:	Laurus Master Fund, Ltd. c/o M&C Corporate Services Limited P.O. Box 309 GT Ugland House George Town South Church Street Grand Cayman, Cayman Islands Facsimile: 345-949-8080

with a copy to: John E. Tucker, Esq. 825 Third Avenue 14th Floor New York, NY 10022 Facsimile: 212-541-4434

or at such other address as the Company or the Purchaser may designate by written notice to the other parties hereto given in accordance herewith.

    11.9                Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement or any Related Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement and/or such Related Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

    11.10         Titles and Subtitles. The titles of the sections and subsections of this Agreement and the Related Agreements are for convenience of reference only and are not to be considered in construing this Agreement or any Related Agreement.

    11.11         Facsimile Signatures; Counterparts. This Agreement or any Related Agreement may be executed by facsimile signatures and in any number of counterparts of any such document or any of its signature pages, each of which shall be an original, but all of which together for such document shall constitute one agreement.

    11.12         Broker’s Fees. Except as set forth on Schedule 11.12 hereof, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 11.12 being untrue.

    11.13         Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and the Related Agreements and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement or any Related Agreement to favor any party against the other.

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IN WITNESS WHEREOF, the parties hereto have executed the SECURITIES PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY: TRUEYOU.COM INC. By:_________________________________ Name:_______________________________ Title:________________________________	PURCHASER: LAURUS MASTER FUND, LTD. By:_________________________________ Name:_______________________________ Title:________________________________

EXHIBIT A

FORM OF SECURED TERM NOTE

A-1

EXHIBIT B

FORM OF WARRANT

B-1

EXHIBIT C

FORM OF OPINION

[Counsel’s Customary qualifications, exceptions, assumptions, definitions, exclusions, limitations and other provisions]

1.

The Company and each of its Subsidiaries (a) is a corporation incorporated or limited liability company formed, as applicable, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and (b) has all requisite corporate or limited liability company power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, as such properties, operations and business are known to us.

2.

Each of the Company and each of its Subsidiaries has the requisite corporate or limited liability company power and authority, as applicable, to execute, deliver and perform its obligations under the Purchase Agreement and the other Transaction Documents. All corporate or limited liability company action, as applicable, on the part of the Company and each of its Subsidiaries and its officers, directors and stockholders necessary has been taken for: (i) the authorization of the Purchase Agreement and the other Transaction Documents and the performance of all obligations of the Company and each of its Subsidiaries thereunder; and (ii) in the case of the Company, the authorization, sale, issuance and delivery of the Securities pursuant to the Purchase Agreement and the other Transaction Documents. The Warrant Shares, when issued pursuant to and in accordance with the terms of the Agreement and the other Transaction Documents and upon delivery shall be validly issued and outstanding, fully paid and non assessable.

3.

The execution, delivery and performance by each of the Company and each of its Subsidiaries of the Purchase Agreement and the other Transaction Documents (to which it is a party) and the consummation at the Closing of the transactions on its part contemplated by any thereof, will not, with or without the giving of notice or the passage of time or both:

(a)	Violate the provisions of their respective Organizational Documents; or

(b)	Violate any Material Order; or

(c)	Violate any statute or regulation of the State of New York or federal statute or regulation of the United States of America.

4.

The Purchase Agreement and the other Transaction Documents will constitute, valid and legally binding obligations of each of the Company and each of its Subsidiaries (to the extent such entity is a party thereto), and are enforceable against each of the Company and each of its Subsidiaries party thereto in accordance with their respective terms.

C-1

5.

     To our knowledge, the sale of the Note is not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. To our knowledge, the sale of the Warrants and the subsequent exercise of the Warrants for Warrant Shares are not subject to any preemptive rights or, to our knowledge, rights of first refusal that have not been properly waived or complied with.

6.

     Assuming the accuracy of the representations and warranties of the Purchaser contained in the Purchase Agreement, the offer, sale and issuance of the Securities on the Closing Date will be exempt from the registration requirements of the Securities Act. To our knowledge, neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy and security under circumstances that would cause the offering of the Securities pursuant to the Purchase Agreement or any other Transaction Document to be integrated with prior offerings by the Company for purposes of the Securities Act that would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions.

7.

     There is no action, suit, proceeding or investigation pending or, to our knowledge, currently threatened against the Company or any of its Subsidiaries that prevents the right of the Company or any of its Subsidiaries to enter into the Purchase Agreement or any other Transaction Document, or to consummate the transactions contemplated thereby. To our knowledge, the Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality; nor is there any action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

8.

     The terms and provisions of the Master Security Agreement and the Stock Pledge Agreement create an effective security interest in favor of the Purchaser, in the respective rights, title and interests of the Company and its Subsidiaries in and to the UCC Collateral. Each UCC-1 Financing Statement naming the Company or any Subsidiary thereof as debtor and the Purchaser as secured party are in proper form for filing, and assuming that such UCC-1 Financing Statements have been duly and timely filed with the Secretary of State of [Delaware], the security interest created under the Master Security Agreement will constitute a perfected security interest under the Uniform Commercial Code in favor of the Purchaser in respect of the Collateral that can be perfected by filing such UCC1-Financing Statements. After giving effect to the delivery to the Purchaser of the stock certificates and limited liability company certificates representing the ownership interests of each Subsidiary of the Company (together with effective endorsements), and assuming the continued possession by the Purchaser of such certificates in the State of New York, (i) the security interest created under the Stock Pledge Agreement constitutes a perfected security interest in favor of the Purchaser in the ownership interests (and the proceeds thereof) represented by such certificates, and (ii) no filings, registrations or recordings are required in order to perfect (or maintain the perfection or priority of) the security interest created under the Stock Pledge Agreement in respect of such ownership interests.

C-2

EXHIBIT D

FORM OF ESCROW AGREEMENT

D-1